Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Calumet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock	Other	85,723,093 (1)	$15.485	$1,327,422,095 (2)	0.00014760	$195,928
	Equity	Warrants to Purchase Common Stock	Other	2,000,000 (3)	N/A	N/A	N/A	N/A (4)
	Equity	Common Stock Underlying Warrants	Other	2,000,000 (5)	$15.485	$30,970,000 (6)	0.00014760	$4,571

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$1,358,392,095		$200,499

	Total Fees Previously Paid							N/A

	Total Fee Offsets							N/A

	Net Fee Due							$200,499

(1)

Represents the estimated maximum number of shares of common stock, par value $0.01 per share (the “Common Stock”), of the Calumet, Inc. (the “Registrant”) to be issued in the Conversion (as defined in this Registration Statement on Form S-4) to holders of equity securities of Calumet GP, LLC (the “General Partner”) and Calumet Specialty Products Partners, L.P. (the “Partnership”), based on the number of common units representing limited partner interests in the Partnership (“common units”) outstanding as of February 28, 2024.

(2)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, as amended (the “Securities Act”), and calculated in accordance with Rules 457(c) and (f)(1) under the Securities Act. Such amount was calculated based upon the market value of the common units as follows: the product of (a) $15.485, the average of the high and low prices per unit of the common units as reported on the Nasdaq Global Select Market on March 4, 2024 and (b) 85,723,093, the estimated maximum number of shares of Common Stock to be issued in the Conversion based on the number of common units outstanding as of February 28, 2024 and 5,500,000 shares of Common Stock issuable together with 2,000,000 Warrants (as defined below) in exchange for all outstanding equity interest of the General Partner.

(3)

Represents 2,000,000 warrants to acquire shares of Common Stock (the “Warrants”) with a per share exercise price of $20.00 (subject to adjustment), issuable together with 5,500,000 shares of Common Stock in exchange for all outstanding equity interests of the General Partner.

(4)	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.

(5)	Represents 2,000,000 shares of Common Stock, issuable upon exercise of the Warrants.

(6)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated in accordance with Rules 457(c) and (f)(1) under the Securities Act. Such amount was calculated based upon the market value of common units as follows: the product of (a) $15.485, the average of the high and low prices per unit of the common units as reported on the Nasdaq Global Select Market on March 4, 2024 and (b) 2,000,000, the number of shares of Common Stock issuable upon exercise of the Warrants.